Exhibit 99.2

NextMart Finalizes Name Change and Adopts New Ticker Symbol “NXMR”

NEW YORK, May 8 /PRNewswire-FirstCall/ — NextMart Inc. (OTC Bulletin Board: NXMR) an online trade media and merchant company today announced that it has finalized its name change from “Sun New Media Inc.” to “NextMart Inc.” In line with the name change, the Company has adopted a new ticker symbol “NXMR” and changed its corporate website from http://www.sunnewmedia.net to http://corporate.nextmart.net.

NextMart’s name change reflects the Company’s enhanced goal of building China’s largest online shopping community for wholesale distribution and retail shopping in the area of women’s fashion. In recent months, the Company has pursued this goal by beginning to center its business around William’s Brand Administer Ltd., the Company’s business-to-business women’s apparel subsidiary, and establishing a marketing partnership with Her Village Media, China’s leading female media company with a monthly reach of 180 million urban women.

NextMart expects to grow its revenues in fiscal 2008 by expanding its existing wholesale  distribution/business-to-business (“B2B”) operations and creating new growth within the retail shopping/business-to-consumer (“B2C”) sector.

Key initiatives for the wholesale distribution/B2B sector will be:

(1) Adding B2B Clients. NextMart will attempt to sign up additional foreign brands and wholesalers for outsourced brand management and apparel design/production.

(2) Providing B2B Technical Services. The Company plans to provide technical services (mainly virtual exhibition and e-commerce) to other e-commerce providers in exchange for transactional commissions on sales generated through their websites.

Key initiatives for creating growth in the retail shopping/B2C sector will be:

(1) Building A Direct Sales & Marketing Platform. Online, the Company plans to develop a digital product catalog for distribution via the Company’s Credit 114 database and Her Village’s female consumer database. Offline, the Company will explore partnerships and/or acquisitions of direct mail-order catalog companies.

(2) NextMart Private Labels. The Company plans to leverage its design, production and brand-building capabilities to launch its own private labels. These private labels will be sold through NextMart’s direct sales & marketing platform, allowing the Company to integrate its vertical operations and earn a higher return on sales.

(3) NextPay Services. The Company plans to market its NextPay Services as the back-end payment system for its online wholesale distribution and retail shopping operations. NextPay will be offered primarily through fixed-line telephones, but eventually through mobile phones as well.

About NextMart Inc.

NextMart is an on-line trade media and merchant company that builds direct-buyer communities and services them with digital media offerings, on- line exhibitions and customer loyalty programs. NextMart also builds e-enabled distribution systems, transaction platforms and business communities in fast growing Chinese vertical markets, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage NextMart’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach. Learn more at http:corporate.nextmart.net.

This press release includes statements that may constitute ‘forward-looking’ statements, usually containing the word ‘believe,’ ‘estimate,’ ‘project,’ ‘expect,’ ‘plan,’ ‘anticipate’ or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of NextMart’s product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to NextMart’s business are set forth in NextMart’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on June 30, 2006, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, NextMart disclaims any obligation to update these statements for revisions or changes after the date of this release.

Contact

Jeffery Li, Chief Financial Officer, NextMart Inc.

ir@sunnewmedia.net

+917 657 2738